Exhibit 99.1

AppleREITSix

# THIRD QUARTER

Residence Inn
Marriott Residence Inn

SEPTEMBER 30, 2009

DEAR SHAREHOLDER

GLADE M. KNIGHT

Similar to other business segments, the current economic climate has created a downturn in the hotel industry. I believe the strategy that Apple REIT Six, Inc. implemented at inception—the selection of a diversified portfolio of high quality, well-branded lodging real estate acquired primarily on an all-cash basis—will allow the Company to weather this storm more successfully than the majority of our competitors and remain well poised for recovery. Although the 68 hotels that comprise the Apple REIT Six, Inc. portfolio are no exception to the conditions that have marked the first nine months of this year, marginal improvements in operations during the third quarter as compared to the first six months of the year have provided some optimism that we may have reached the bottom of the downward trend.

The Apple REIT Six portfolio of real estate includes 68 hotels, with 7,897 guestrooms that are diversified across 18 states, and a varied selection of Marriott®- and Hilton®- brands. During the third quarter of this year, our hotels achieved operational results similar to brand and industry averages and maintained market share within their respective locations. For the three-month periods ending September 30, 2009 and September 30, 2008, our hotels reported an average occupancy rate of 70 percent and 75 percent, an average daily rate (ADR) of $108 and $120, and revenue per available room (RevPAR) of $75 and $90, respectively. Similar results for the nine-month periods ending September 30, 2009 and September 30, 2008, were 66 percent and 74 percent, $108 and $118, and $72 and $87, respectively. In an effort to offset declines in revenue, the Company has been aggressively working with our management companies, successfully reducing expenses where possible without compromising the high level of quality and service to which our guests are accustomed.

Funds from operations (FFO) for the third quarter of this year totaled $18.8 million, or $0.21 per share. FFO for the same period last year was $25.6 million or $0.28 per share. For the nine-month periods ending September 30, 2009 and September 30, 2008, FFO totaled $51.7 million or $0.57 per share, and $71.7 million or $0.79 per share, respectively.

The Company paid dividends totaling $0.23 per share during the third quarter of this year. For the nine-month period ending, September 30, 2009, the Company paid dividends totaling $0.68 per share. Our management team and board of directors continue to closely monitor hotel operations and anticipated market conditions as related to our dividend policy. As of the printing of this report, no changes had been made to our current annualized return of 8.2 percent, based on an $11 share price.

The Apple REIT Six team remains aggressively focused on hotel revenue growth and effective cost management strategies. Although it is difficult to predict future performance, hotel industry analysts anticipate improvement in RevPAR by the end of 2010. I believe that the resiliency of the Marriott®- and Hilton®-brands, the quality of our real estate and the strength of our capital structure have allowed our Company the ability to resourcefully manage this downturn and remain well-poised to benefit as economic conditions improve. As always, thank you for your investment.

Sincerely,

Glade M. Knight

Chairman and Chief Executive Officer

STATEMENTS OF OPERATIONS (Unaudited)

	Three months ended	Three months ended	Nine months ended	Nine months ended
(In thousands except statistical data)	Sept. 30, 2009	Sept. 30, 2008	Sept. 30, 2009	Sept. 30, 2008

REVENUES
Room revenue	$54,434	$65,629	$154,083	$188,737
Other revenue	3,567	4,860	11,040	15,068
Reimbursed expenses	1,311	1,121	3,931	3,309
Total revenues	$59,312	$71,610	$169,054	$207,114

EXPENSES
Direct operating expense	$15,092	$16,880	$43,031	$50,011
Other hotel operating expenses	22,403	25,700	65,385	75,322
Reimbursed expenses	1,311	1,121	3,931	3,309
General and administrative	1,057	1,360	3,559	4,218
Depreciation	7,765	7,809	23,157	22,995
Interest, net	660	512	1,470	1,352
Total expenses	$48,288	$53,382	$140,533	$157,207

NET INCOME
Net income	$11,024	$18,228	$28,521	$49,907
Net income per share	$0.12	$0.20	$0.31	$0.55

FUNDS FROM OPERATIONS (A)
Net income	$11,024	$18,228	$28,521	$49,907
Depreciation of real estate owned	7,765	7,408	23,157	21,792
Funds from operations	$18,789	$25,636	$51,678	$71,699
FFO per share	$0.21	$0.28	$0.57	$0.79

WEIGHTED-AVERAGE SHARES OUTSTANDING	91,097	91,092	91,165	90,712

OPERATING STATISTICS
Occupancy	70%	75%	66%	74%
Average daily rate	$108	$120	$108	$118
RevPAR	$75	$90	$72	$87
Number of hotels owned	68	68
Dividends per share	$0.23	$0.23	$0.68	$0.67

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)	September 30, 2009	December 31, 2008

ASSETS
Investment in hotels, net	$808,488	$823,463
Cash and cash equivalents	-	935
Other assets	16,957	25,385
Total assets	$825,445	$849,783

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$48,335	$29,097
Other liabilities	5,471	11,304
Total liabilities	53,806	40,401
Total shareholders’ equity	771,639	809,382
Total liabilities & shareholders’ equity	$825,445	$849,783

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles - GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at September 30, 2009 and the results of operations for the interim periods ended September 30, 2009. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Six, Inc. 2008 Annual Report.

MARKET DIVERSITY

Portfolio of hotels

STATE / CITY
ALABAMA
Birmingham, Dothan (2), Huntsville (2),
Montgomery, Tuscaloosa (2)

ALASKA
Anchorage (3)

ARIZONA
Phoenix, Tempe (2)

CALIFORNIA
Arcadia (2), Bakersfield, Folsom, Foothill Ranch,
Lake Forest, Milpitas, Roseville, San Francisco

COLORADO
Boulder, Denver (2)

CONNECTICUT
Farmington, Rocky Hill, Wallingford

FLORIDA
Clearwater, Lakeland, Lake Mary, Orange Park,
Panama City, Pensacola (3), Tallahassee

GEORGIA
Albany, Columbus, Savannah, Valdosta

NEW JERSEY
Mt. Olive, Somerset

NEW YORK
Saratoga Springs

NORTH CAROLINA
Roanoke Rapids

OREGON
Hillsboro (3), Portland

PENNSYLVANIA
Pittsburgh

SOUTH CAROLINA
Myrtle Beach

TENNESSEE
Nashville

TEXAS
Arlington (2), Dallas, Fort Worth (3), Laredo (2),
Las Colinas, McAllen

VIRGINIA
Fredericksburg

WASHINGTON
Kent, Mukilteo, Redmond, Renton

CORPORATE HEADQUARTERS

814 East Main Street
Richmond, Virginia 23219
(804) 344-8121
(804) 344-8129 FAX
www. applereitsix. com

INVESTOR INFORMATION

For additional information about the
company, please contact: Kelly Clarke,
Director of Investor Services
804-727-6321 or
KClarke@applereit. com

CORPORATE PROFILE

Apple REIT Six, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels that generate attractive returns for our shareholders. Our hotels operate under the Marriott®, Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn® and Hampton Inn & Suites® brands. Our portfolio consists of 68 hotels, containing a total of 7,897 guestrooms in 18 states.

MISSION

Apple REIT Six is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: RESIDENCE INN, PORTLAND, OR

BACK: HOMEWOOD SUITES, WALLINGFORD, CT; COURTYARD, VALDOSTA, GA; HILTON GARDEN INN, SARATOGA SPRINGS, NY

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “TownePlace Suites® by Marriott®” and “Residence Inn® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Six or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Six offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Six shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hampton Inn & Suites®,” “Hilton Garden Inn®,” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Six, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Six offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Six shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.